UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2010

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

CIB Marine Bancshares, Inc. held its annual meeting of shareholders on May 27, 2010 (the “Annual Meeting”). A total of 10,106,502 shares, or 55.75% of eligible voting shares were voted. At the meeting, shareholders voted to elect all six of the nominees proposed by the Company to serve on CIB Marine’s Board of Directors, and ratified the appointment of Crowe Horwath, LLP, as CIB Marine’s independent registered public accounting firm for the fiscal year ended December 31, 2010. The voting results were as follows:

Proposal 1: Election of Directors

Director Elected	Votes For	Votes Withheld	Broker Non-Vote
Charles E. Baker	8,108,810	689,562	1,308,130
John P. Hickey, Jr.	8,051,614	746,758	1,308,130
Charles D. Mires	8,400,025	398,347	1,308,130
Ronald E. Rhoades	8,293,375	504,997	1,308,130
Donald M. Trilling	7,313,097	1,485,275	1,308,130
Howard E. Zimmerman	7,384,442	1,413,930	1,308,130

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
9,737,065	27,815	341,622

Item 8.01 Other Events.
At the Annual Meeting, CIB Marine also announced the promotions of its current Chief Credit Officer, Charles J. Ponicki, to the position of Chief Operating Officer and President, and its Chief Investment Officer, Patrick J. Straka, to the position of Chief Financial Officer. Both promotions are subject to approval by banking regulatory agencies. On May 28, 2010, CIB Marine issued a press release announcing the voting results of the Annual Meeting, and the promotions of Messrs. Ponicki and Straka. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 – Press release issued May 28, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

May 28, 2010	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued May 28, 2010.